UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 28, 2007
Stonepath Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16105	65-0867684
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

87 Wall Street
Seattle, Washington	98121
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (206) 336-5400
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
James M. Carter resigned his position as director of Stonepath Group, Inc. (the “Company”) effective March 28, 2007. On March 28, 2007, the Company’s remaining directors elected Nowroz Jal Cama as director to fill the board seat left vacant by Mr. Carter’s resignation. Mr. Cama served as director and Head of Operations of Spur Career Solutions Private Limited (“Spur Career Solutions”) from August 2004 to June 2005. He currently is on sabbatical from his positions at Spur Career Solutions. From July 2001 to July 2004 Mr. Cama was with Tata Sons Limited, part of the Tata Group, one of India’s largest business conglomerates. Prior to that, from June 1998 to June 2001, Mr. Cama served as Vice President of Tata Services Limited, also part of the Tata Group. The Company’s board of directors is in the process of determining board committee appointments for Mr. Cama.
Robert Christensen resigned his position as Chief Financial Officer of the Company effective March 30, 2007. Mr. Christensen has offered to stay involved with the Company until June 30, 2007 to help facilitate transition to a new Chief Financial Officer. The Company and Mr. Christensen currently are in discussions with respect to Mr. Christensen’s role with the Company subsequent to March 30, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STONEPATH GROUP, INC.
Date: April 3, 2007	By:	/s/ Robert Arovas
		Name:	Robert Arovas
		Title:	Chief Executive Officer